EXHIBIT 99.1

Fluidigm Announces First Quarter 2021 Financial Results with Total Revenue of $32.8 Million, Up 19 Percent Over Prior Year Period

Forecasting underlying base business growth of 16–17% supported by new product innovation

SOUTH SAN FRANCISCO, Calif., May 06, 2021 (GLOBE NEWSWIRE) -- Fluidigm Corporation (Nasdaq:FLDM), an innovative biotechnology tools provider with a vision to improve life through comprehensive health insight, today announced financial results for the first quarter ended March 31, 2021.

“We delivered solid performance in the quarter as we worked to transform our microfluidics and mass cytometry franchises into durable growth platforms,” said Chris Linthwaite, President and CEO. “Fundamental changes in our traditional markets will enable us to focus on next-generation health care decision tools, generate higher recurring revenues and capitalize on a significant addressable market opportunity. We are acting with urgency to cultivate new revenue streams and partnerships in our core markets as vaccinations increase and the demand for COVID testing and related revenue wanes.

“With new publications, new data and expansion into new markets, our mass cytometry business has become increasingly important for health care decision making. Looking ahead, we expect that customers will continue to recognize the numerous translational and clinical research applications of our comprehensive platform.

“Our Vision 2025 strategy focuses on innovation, establishing and mobilizing new markets and channels and seeking collaborations to deliver enhanced value for our customers and stockholders,” continued Linthwaite. “We are confident that our flexibility, efficiency, scalability and novel testing strategies position us well for the future.”

Recent Highlights

  The company delivered growth across all geographies versus the prior year period.
  A $1 million order was closed from a major microfluidics customer serving the public education market with COVID-19 testing.
  At quarter end, 144 clinical trials were underway using Fluidigm® proprietary CyTOF® technology.
  Total publications and reviews involving CyTOF technology exceeded 1,500, including 105 publications and reviews for Imaging Mass Cytometry™, as of the end of Q1 2021.
  Data published in the prestigious Nature Communications journal demonstrate the potential of CyTOF and Imaging Mass Cytometry for predicting individual patient response to oncology therapies.

Product Innovation

  A new COVID-19 mutation detection reagent kit will be made available this quarter and will enable customers to identify pathogen Variants of Concern, including UK, South Africa and Brazil variants.
  Fluidigm plans to host a virtual investor event on May 24 including customer guest speakers showcasing the effectiveness of Fluidigm’s technology, applications and proactive response to emerging customer needs.

First Quarter 2021 Financial Results

Total revenue was $32.8 million for the quarter ended March 31, 2021, representing a 19 percent increase from $27.6 million in the first quarter of 2020. Product and service revenue increased 28 percent to $31.0 million and included $6.5 million of COVID-19 revenue. Total revenue also included $1.8 million of other revenue.

GAAP net loss for the quarter was $18.8 million, compared with a GAAP net loss of $16.0 million for the first quarter of 2020.

Non-GAAP net loss was $11.1 million for the quarter, compared with a $9.4 million non-GAAP net loss for the first quarter of 2020.

Cash and cash equivalents and restricted cash as of March 31, 2021, totaled $50.8 million. This compared to $69.5 million at December 31, 2020.

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Supplemental Financial Information updated through March 31, 2021, has been posted on our website concurrent with this release.

Annual 2021 Guidance

In view of the recent decline in, and the high degree of variability in the outlook for, COVID-19 testing, the company is revising its revenue and net loss guidance to reflect lower revenue from COVID-19 testing partially offset by higher anticipated revenue from the company's base business (excluding COVID-19) due to the improving outlook and activities in support of growth, including the launch of new products.

($ in millions)	2020	2021
	Actuals	Previous Guidance		Annual Guidance
Product & Service Revenue
Base business	$100.1	$108	$112	$116	$117
COVID-19	$22.4	$32	$38	$14	$18
Total Product & Service Revenue	$122.5	$140	$150	$130	$135
Other Revenue	$15.6	$4	$5	$4	$5
Total Revenue	$138.1	$144	$155	$134	$140

Year-over-year growth
Base business	-14%	8%	12%	16%	17%
COVID-19	NM	43%	70%	-38%	-20%
Total Product & Service Revenue	5%	14%	22%	6%	10%
Total Revenue	18%	4%	12%	-3%	1%

  GAAP net loss of $57 million to $60 million.
  Non-GAAP net loss of $24 million to $27 million.

Q2 2021 Guidance

  Product and service revenue of approximately $29 million to $31 million, or approximately 29 percent to 38 percent year-over-year growth,
    Base product and service revenue (excluding COVID-19) of approximately $26 million to $27 million, or approximately 28 percent to 33 percent year-over-year growth.
  Other revenue of approximately $1 million.
  Total revenue of approximately $30 million to $32 million.

Conference Call Information
Fluidigm will host a conference call today, May 6, 2021, at 2:00 p.m. PT, 5:00 p.m. ET, to discuss first quarter 2021 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing the following:

US domestic callers: (877) 556-5248
Outside US callers: (720) 545-0029
Please reference Conference ID: 6019148

A live webcast of the conference call will be available online from the Investor Relations page of the company’s website at Events & Presentations. The link will not be active until 1:45 p.m. PT, 4:45 p.m. ET, on May 6, 2021. The webcast will be archived on the Fluidigm Investor Relations page at investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended March 31, 2021, and March 31, 2020. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP operating loss exclude estimates for stock-based compensation expense and depreciation and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the tables accompanying our earnings release. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding market trends and Fluidigm’s ability to introduce products, grow revenues, and access markets based on such trends; Fluidigm’s ability to enter into new collaborations and partnerships; the adoption of Fluidigm technology and products for translational and clinical research; strategic plans to access new markets and channels; anticipated new product introductions and company events; and revenue and net loss guidance for future periods. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to the potential adverse effects of the coronavirus pandemic on our business and operating results; declines in revenue from COVID-19 testing; the possible loss of key employees, customers, or suppliers; uncertainties in contractual relationships; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; potential changes in priorities or requirements for Emergency Use Authorizations or other regulatory authorizations or approvals; potential limitations of any Emergency Use Authorization or other regulatory authorizations or approvals; potential changes in the priorities of government agencies; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Fluidigm research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, Advanta, CyTOF, and Imaging Mass Cytometry are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. All other trademarks are the sole property of their respective owners. The Advanta™ Dx SARS-CoV-2 RT-PCR Assay is for In Vitro Diagnostic Use. It is for Use under Emergency Use Authorization Only. Rx Only. Other Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information
We use our website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Contacts:
Investors:
Peter DeNardo
415 389 6400
ir@fluidigm.com

Media:
Mark Spearman
Senior Director, Corporate Communications
650 243 6621
mark.spearman@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Product revenue	$24,728	$18,981
Service revenue	6,286	5,186
Product and service revenue	31,014	24,167
Other revenue (Note 1)	1,780	3,450
Total revenue	32,794	27,617
Costs and expenses:
Cost of product revenue	11,663	9,640
Cost of service revenue	2,090	1,525
Cost of product and service revenue	13,753	11,165
Research and development	10,753	8,699
Selling, general and administrative	27,608	22,695
Total costs and expenses	52,114	42,559
Loss from operations	(19,320)	(14,942)
Interest expense	(887)	(900)
Other expense, net	(285)	(818)
Loss before income taxes	(20,492)	(16,660)
Income tax benefit	1,671	680
Net loss	$(18,821)	$(15,980)
Net loss per share, basic and diluted	$(0.25)	$(0.23)
Shares used in computing net loss per share, basic and diluted	74,707	70,458

Note: (1) Other revenue includes development revenue, license revenue, royalty revenue and grant revenue.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2021	December 31, 2020 (1)
ASSETS
Current assets:
Cash and cash equivalents (Note 2)	$49,744	$68,520
Accounts receivable, net	15,412	25,423
Inventories, net	21,892	19,689
Prepaid expenses and other current assets (Note 2)	9,279	4,031
Total current assets	96,327	117,663
Property and equipment, net	23,784	17,531
Operating lease right-of-use assets, net	37,245	38,114
Other non-current assets (Note 2)	4,386	4,680
Developed technology, net	37,000	40,206
Goodwill	106,456	106,563
Total assets	$305,198	$324,757

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,552	$9,220
Accrued compensation and related benefits	8,693	13,787
Operating lease liabilities, current	3,025	2,973
Other accrued liabilities	15,037	14,794
Deferred revenue, current	14,222	13,475
Total current liabilities	53,529	54,249
Convertible notes, net	53,837	54,224
Deferred tax liability, net	6,732	8,697
Operating lease liabilities, non-current	37,419	38,178
Deferred revenue, non-current	7,202	7,990
Deferred grant income, non-current	22,167	21,036
Other non-current liabilities	1,374	1,333
Total liabilities	182,260	185,707
Total stockholders' equity	122,938	139,050
Total liabilities and stockholders' equity	$305,198	$324,757

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash and cash equivalents, available for sale securities and restricted cash consist of:
Cash and cash equivalents	$49,744	$68,520
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,016	1,016
Total cash and cash equivalents, available for sale securities and restricted cash	$50,760	$69,536

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(18,821)	$(15,980)
Stock-based compensation expense	3,677	2,366
Amortization of developed technology	2,983	2,968
Depreciation and amortization	934	1,092
Other non-cash items	610	599
Changes in assets and liabilities, net	(2,284)	4,660
Net cash used in operating activities	(12,901)	(4,295)

Investing activities
Acquisition, net of cash acquired	—	(5,154)
Proceeds from NIH Contract	2,000	—
Proceeds from sales and maturities of investments	—	23,644
Purchases of property and equipment	(6,923)	(1,030)
Net cash provided by (used in) investing activities	(4,923)	17,460

Financing activities
Repayment of long-term debt	(501)	—
Payments for taxes related to net share settlement of equity awards	(525)	(146)
Payment of debt issuance costs	—	(357)
Net cash used in financing activities	(1,026)	(503)

Effect of foreign exchange rate fluctuations on cash and cash equivalents	74	(331)
Net increase (decrease) in cash, cash equivalents and restricted cash	(18,776)	12,331
Cash, cash equivalents and restricted cash at beginning of period	69,536	23,736
Cash, cash equivalents and restricted cash at end of period	$50,760	$36,067

Cash and cash equivalents, restricted cash and available for sale securities consist of:
Cash and cash equivalents	$49,744	$34,992
Short-term investments	—	13,493
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,016	1,075
Total cash and cash equivalents, available for sale securities and restricted cash	$50,760	$49,560

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended March 31,
	2021	2020

Net loss (GAAP)	$(18,821)	$(15,980)
Stock-based compensation expense	3,677	2,366
Amortization of developed technology (a)	2,983	2,968
Depreciation and amortization	934	1,092
Interest expense (b)	887	900
Loss on extinguishment of debt	9	—
Benefit from acquisition related income taxes (c)	(742)	(742)
Net loss (Non-GAAP)	$(11,073)	$(9,396)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	74,707	70,458

Net loss per share - basic and diluted (GAAP)	$(0.25)	$(0.23)
Net loss per share - basic and diluted (Non-GAAP)	$(0.15)	$(0.13)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended March 31,
	2021	2020
Product and service gross profit (GAAP)	$17,261	$13,002
Amortization of developed technology (a)	2,800	2,800
Depreciation and amortization (d)	420	393
Stock-based compensation expense (d)	98	71
Product and service gross profit (Non-GAAP)	$20,579	$16,266

Product and service margin percentage (GAAP)	55.7%	53.8%
Product and service margin percentage (Non-GAAP)	66.4%	67.3%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,
	2021	2020
Operating expenses (GAAP)	$38,361	$31,394
Stock-based compensation expense (e)	(3,579)	(2,295)
Depreciation and amortization (e)	(697)	(867)
Operating expenses (Non-GAAP)	$34,085	$28,232

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended March 31,
	2021	2020
Loss from operations (GAAP)	$(19,320)	$(14,942)
Stock-based compensation expense	3,677	2,366
Amortization of developed technology (a)	2,983	2,968
Depreciation and amortization (e)	934	1,092
Loss from operations (Non-GAAP)	$(11,726)	$(8,516)

(a) represents amortization of developed technology in connection with the DVS acquisition
(b) represents interest expense, primarily on convertible debt
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities